Exhibit 99.1
1500 Corporate Drive
Canonsburg, PA 15317 USA
Phone  724.514.1800
Fax       724.514.1870
Web     www.mylan.com

FOR IMMEDIATE RELEASE	CONTACTS:	Michael Laffin (Media)
724.514.1968
Kris King (Investors)
724.514.1813
Mylan Completes Acquisition of Bioniche Pharma Sooner Than Expected
- Company also launches new Mylan Institutional business -
PITTSBURGH—Sept. 7, 2010—Mylan Inc. (Nasdaq: MYL) today announced it has completed the acquisition of Bioniche Pharma Holdings Limited sooner than anticipated. Bioniche Pharma, an injectable pharmaceutical company, is providing Mylan with immediate entry into the North American injectables market and a platform for the commercialization of future biosimilar product offerings. Mylan announced its plan to acquire Bioniche Pharma for $550 million in cash on July 14 and expects the business to be accretive in year one, without accounting for any synergies.
Mylan also is officially launching today its Mylan Institutional business, a newly created platform focused on providing a differentiated product offering tailored to institutional customers throughout North America, including group purchasing organizations, wholesalers, hospitals, surgical and radiology services, home infusion service providers, long-term care facilities, correctional facilities, specialty pharmacies, veterinary clinics and retail outlets. Mylan Institutional combines the product line of Bioniche Pharma with that of UDL Laboratories, Mylan’s unit dose business, and it establishes a solid foundation for an even larger-scale global institutional business for Mylan.
Mylan President Heather Bresch commented: “Mylan Institutional will include, among other offerings, Bioniche Pharma’s diverse portfolio of products across several therapeutic areas for the hospital setting, including analgesics/anesthetics, orthopedics, oncology and urology. Its robust pipeline includes 15 Abbreviated New Drug Applications pending FDA approval and more than 25 additional products in various stages of development. We look forward to distinguishing ourselves further in the global institutional marketplace. By continuing to leverage our portfolio to serve institutional customers around the world, we can continue to unlock additional efficiencies in their operations, help lower costs and improve patient care.”
Mylan Inc. ranks among the leading generic and specialty pharmaceutical companies in the world and provides products to customers in more than 140 countries and territories. The company maintains one of the industry’s broadest and highest quality product portfolios supported by a robust product pipeline; operates one of the world’s largest active pharmaceutical ingredient manufacturers; and runs a specialty business focused on respiratory, allergy and psychiatric therapies. For more information, please visit www.mylan.com.
This press release includes statements that constitute “forward-looking statements,” including with regard to the expected future business and financial performance of Mylan resulting from and following such transaction. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges and costs relating to integration of the business into the company; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impact and effects of legal or regulatory proceedings, actions or changes; general market perception of the transaction; exposure to lawsuits and contingencies associated with both companies’ businesses; the ability to attract and retain key personnel; prevailing market conditions; changes in economic and financial conditions of the company’s business; uncertainties and matters beyond the control of management; and the other risks detailed in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update these statements for revisions or changes after the date of this release.
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